Exhibit 10.7

July 14, 2021

CleanTech Acquisition Corp.

207 West 25th Street, 9th Floor

New York, NY 10001

Ladies and Gentlemen:

CleanTech Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S- 1 (“Registration Statement”).

The undersigned hereby commits that it will purchase an aggregate of 6,500,000 warrants of the Company (“Private Warrants”), at a price of $1.00 per warrant for an aggregate purchase price of $6,500,000 (the “Private Warrant Purchase Price”).

At least twenty-four (24) hours prior to the effective date of the Registration Statement, the undersigned will cause the Private Warrant Purchase Price to be delivered to Loeb & Loeb, LLP (“Loeb”), as escrow agent, by wire transfer as set forth in the instructions attached as Exhibit A to hold in a non-interest bearing account until the Company consummates the IPO.

The consummation of the purchase and issuance of the Private Warrants shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, Continental shall deposit the Private Warrant Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Company for the benefit of the Company’s public stockholders as described in the Registration Statement.

Each of the Company and the undersigned acknowledges and agrees that Loeb is serving hereunder solely as a convenience to the parties to facilitate the purchase of the Private Warrants.

Additionally, the undersigned agrees:

●	not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within 12 months (or up to 18 months, if the time to complete a Business Combination is extended as described in the prospectus) from the closing of the IPO, unless the Company provides the holders of shares of Common Stock sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on Trust Fund and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock sold in the IPO;

●	the undersigned will not participate in any liquidation distribution with respect to the Private Warrants (but will participate in liquidation distributions with respect to any units or Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

●	that the Private Warrants and underlying securities will not be transferable until 30 days after the consummation of a Business Combination except (a) to officers or directors of the Company, any affiliates or family members of any of officers or directors of the Company, any members of CleanTech Sponsor I LLC or CleanTech Investments, LLC, or any affiliates of CleanTech Sponsor I LLC or CleanTech Investments, LLC; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of liquidation of the Company prior to the completion of its initial business combination; or (g) by virtue of the laws of Delaware or the applicable limited liability company agreement upon dissolution of CleanTech Sponsor I LLC or CleanTech Investments, LLC, provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the insider letter agreements with respect to such securities (including provisions thereof relating to voting, the trust account and liquidation distributions) to be entered into by CleanTech Sponsor I LLC, CleanTech Investments, LLC, and officers, directors and advisors of the Company; and

●	the Private Warrants will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The undersigned acknowledges and agrees that the purchaser of the Private Warrants will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the IPO as are reasonably acceptable to the undersigned, including but not limited to an insider letter.

The undersigned also acknowledges to be bound by terms of the private warrants described in the warrant agreement between the Company and Continental Stock Transfer & Trust Company that will be executed in connection with the Company’s IPO.

The undersigned hereby represents and warrants that:

(a)	it has been advised that the Private Warrants have not been registered under the Securities Act;

(b)	it will be acquiring the Private Warrants for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Private Warrants in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended;

(e)	it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

This letter agreement constitutes the entire agreement between the undersigned and the Company with respect to the purchase of the Private Warrants, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

CLEANTECH SPONSOR I LLC

By:	/s/ Eli Spiro
Name: Eli Spiro
Title: Manager

CLEANTECH INVESTMENTS, LLC

By:	/s/ Jonas Grossman
Name: Jonas Grossman
Title: Managing Member

Accepted and Agreed:

CLEANTECH ACQUISITION CORP.

By:	/s/ Eli Spiro
Name: Eli Spiro
Title:Chief Executive Officer

[Signature Page to Private Placement Warrant Subscription Agreement]

Exhibit A

Wire Instructions